 Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT1

NAME OF SUBSIDIARY		JURISDICTION OF INCORPORATION
1.	NICUSA, Inc.*	Kansas, U.S.
2.	Kansas Information Consortium, LLC.**	Kansas, U.S.
3.	Indiana Interactive, LLC**	Indiana, U.S.
4.	Arkansas Information Consortium, LLC**	Arkansas, U.S.
5.	Nebraska Interactive, LLC**	Nebraska, U.S.
6.	Virginia Interactive, LLC**	Virginia, U.S.
7.	Iowa Interactive, LLC**	Iowa, U.S.
8	Montana Interactive, LLC**	Montana, U.S.
9.	Maine Information Network, LLC**	Maine, U.S.
10.	Utah Interactive, LLC**	Utah, U.S.
11.	Hawaii Information Consortium, LLC**	Hawaii, U.S.
12.	Idaho Information Consortium, LLC**	Idaho, U.S.
13.	Tennessee Information Consortium, Inc.**	Tennessee, U.S.
14.	NIC Technologies, LLC (formerly National Information Consortium Technologies, LLC)**	Kansas, U.S.
15.	National Online Registries, LLC**	Colorado, U.S.
16.	Alabama Interactive, LLC**	Alabama, U.S.
17.	Kentucky Interactive, LLC**	Kentucky, U.S.
18.	NIC Solutions, LLC**	Colorado, U.S.
19.	South Carolina Interactive, LLC**	South Carolina, U.S.
20.	Colorado Interactive, LLC**	Colorado, U.S.
21.	Local Government Online Indiana, LLC**	Indiana, U.S.
22.	Vermont Information Consortium, LLC**	Vermont, U.S.
23.	Oklahoma Interactive, LLC**	Oklahoma, U.S.
24.	Rhode Island Interactive, LLC**	Rhode Island, U.S.
25.	NIC Services, LLC (formerly eGov Service Corporation)*	Colorado, U.S.
26.	West Virginia Interactive, LLC **	West Virginia, U.S.
27.	Arizona Interactive, LLC**	Arizona, U.S.
28.	Texas NICUSA, LLC **	Texas, U.S.
29.	New Mexico Interactive, LLC **	New Mexico, U.S.
30.	New Jersey Interactive, LLC **	New Jersey, U.S.
31.	Mississippi Interactive, LLC**	Mississippi, U.S.
32.	Maryland Interactive, LLC**	Maryland, U.S.
33.	Delaware Interactive, LLC**	Delaware, U.S.
34.	Oregon Information Consortium, LLC**	Oregon, U.S.
35.	Software Exchange, LLC*	Kansas, U.S.

*Wholly owned subsidiary of NIC Inc.
**Wholly owned subsidiary of NICUSA, Inc.

1 This list may omit the names of certain subsidiaries that, as of December 31, 2011, would not be deemed “significant subsidiaries” as defined in Rule 1-02(w) of Regulation S-X if considered in the aggregate.